Exhibit (j)


   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
   ---------------------------------------------------------------------------

We consent to the references to our firm under the caption "Financial Highlights" in the DWS Variable Series II (collectively the "Funds") Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 73 to the Registration Statement (Form N-1A, No. 33-11802) of our report dated February 13, 2009, on the financial statements and financial highlights of the DWS Balanced VIP, DWS Blue Chip VIP, DWS Core Fixed Income VIP, DWS International Select Equity VIP, DWS Dreman High Return Equity VIP, DWS Dreman Small Mid Cap Value VIP, DWS Global Thematic VIP, DWS Government & Agency Securities VIP, DWS High Income VIP, DWS Large Cap Value VIP, DWS Mid Cap Growth VIP, DWS Money Market VIP, DWS Small Cap Growth VIP, DWS Strategic Income VIP, DWS Technology VIP, DWS Turner Mid Cap Growth VIP, DWS Conservative Allocation VIP, DWS Growth Allocation VIP, and DWS Moderate Allocation VIP, included in the Funds' Annual Reports dated December 31, 2008.



/s/ ERNST & YOUNG LLP
Boston, Massachusetts
April 27, 2009